Exhibit 99.2
Carbonite Announces Fourth Quarter and Full Year 2018 Financial Results
BOSTON, MA - February 7, 2019 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection, today announced financial results for the quarter and full year ended December 31, 2018. Carbonite also announced that Linda Connly, a sales and marketing veteran, has joined its Board of Directors.
Full Year 2018 Highlights:

•	Revenue of $296.4 million increased 24% year-over-year.

•	Non-GAAP revenue of $301.9 million increased 23% year-over-year.[1]

•	Net income was $7.6 million, compared to net loss of ($4.0) million in 2017.

•	Net income (loss) per share was $0.24 (basic) and $0.22 (diluted), as compared to ($0.14) in 2017 (basic and diluted).

•	Non-GAAP net income per share was $1.80 (basic) and $1.66 (diluted), as compared to $0.82 (basic) and $0.79 (diluted) in 2017.[2]

•	Adjusted EBITDA of $77.0 million, or 26% of non-GAAP revenue, compared to $38.9 million, or 16% of non-GAAP revenue in 2017.[3]
“We delivered on our strategic priorities in 2018,” said Mohamad Ali, CEO of Carbonite. “We significantly strengthened our product platform and introduced one of the most complete Software-as-a-Service data protection portfolios in the market; we did this while successfully continuing our acquisition integration work and driving meaningful improvements in profitability.  In 2019 we plan to build upon these efforts, further expanding our data protection platform and delivering a broader set of solutions to our customers, while we invest aggressively in our distribution channels with a focus on driving continued growth and profitability.”
Recent Highlights:

•
In a separate announcement, Carbonite today announced that it has entered into a definitive agreement to acquire Webroot, Inc., a leading cybersecurity company, for approximately $618.5 million in cash. The Company will fund the transaction with existing cash on hand and funds secured under a new credit facility. Following closing, expected in the first quarter of 2019, the transaction is expected to be immediately accretive on an earnings and cash flow basis.

•	Linda Connly, a sales and marketing veteran with more than 25 years of experience, was appointed to the Carbonite Board of Directors as a Class II director.
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Fourth Quarter 2018 Results:

•
Revenue for the fourth quarter was $77.0 million, an increase of 25% from $61.7 million in the fourth quarter of 2017. Non-GAAP revenue for the fourth quarter was $78.0 million, an increase of 24% from $62.8 million in the fourth quarter of 2017.[1]

•	Bookings for the fourth quarter were $78.8 million, an increase of 31% from $60.2 million in the fourth quarter of 2017.[4]

•
Net income for the fourth quarter was $0.7 million, compared to net loss of ($1.6) million in the fourth quarter of 2017. Non-GAAP net income for the fourth quarter was $16.2 million, compared to non-GAAP net income of $8.8 million in the fourth quarter of 2017.[2]

•
Net income per share for the fourth quarter was $0.02 (basic and diluted), compared to net loss per share of ($0.06) (basic and diluted) in the fourth quarter of 2017. Non-GAAP net income per share was $0.47 (basic) and $0.45 (diluted) for the fourth quarter, compared to non-GAAP net income per share of $0.31 (basic) and $0.30 (diluted) in the fourth quarter of 2017.[2]

•	Adjusted EBITDA for the fourth quarter was $20.8 million, compared to $13.0 million in the fourth quarter of 2017.[3]

•	Gross margin for the fourth quarter was 71.2%, compared to 72.8% in the fourth quarter of 2017. Non-GAAP gross margin was 77.9% in the fourth quarter, compared to 77.6% in the fourth quarter of 2017.[5]

•
Cash flow from operations for the fourth quarter was $19.8 million, compared to $13.9 million in the fourth quarter of 2017. Adjusted free cash flow for the fourth quarter was $17.1 million, compared to $9.7 million in the fourth quarter of 2017.[6]

Full Year 2018 Results:

•	Revenue for the full year was $296.4 million, an increase of 24% from $239.5 million in 2017. Non-GAAP revenue for the full year was $301.9 million, an increase of 23% from $246.1 million in 2017.[1]

•	Bookings for the full year were $307.0 million, an increase of 25% from $245.9 million in 2017.[4]

•
Net income for the full year was $7.6 million, compared to net loss of ($4.0) million in 2017. Non-GAAP net income for the full year was $55.9 million, compared to non-GAAP net income of $22.8 million in 2017.[2]

•
Net income per share for the full year was $0.24 (basic) and $0.22 (diluted), compared to net loss per share of ($0.14) (basic and diluted) in 2017. Non-GAAP net income per share was $1.80 (basic) and $1.66 (diluted) for the full year, compared to non-GAAP net income per share of $0.82 (basic) and $0.79 (diluted) in 2017.[2]

•	Adjusted EBITDA for the full year was $77.0 million, compared to $38.9 million in 2017.[3]

•	Gross margin for the full year was 71.2%, compared to 70.7% in 2017. Non-GAAP gross margin for the full year was 77.4%, compared to 75.5% in 2017.[5]

•	Cash flow from operations for the full year was $53.6 million, compared to $31.2 million in 2017. Adjusted free cash flow for the full year was $50.1 million, compared to $20.1 million in 2017.[6]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.

[2]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, intangible asset impairment charges, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[3]
Adjusted EBITDA is calculated by excluding the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense, intangible asset impairment charges and acquisition-related expense from net income (loss).

[4]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, divestitures and the adoption impact of Topic 606, net of foreign exchange and the change in unbilled revenue during the same period.

[5]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, acquisition-related expense, and intangible asset impairment charges.

[6]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation to net cash provided by operating activities.

About Linda Connly
Ms. Connly has extensive experience leading go-to-market transformations within technology organizations. She currently serves as the interim Managing Director, Americas, at Rackspace, a managed cloud computing company, and is the Founder and CEO of The Connly Advisory Services, a consulting practice that provides go-to-market advisory services. Prior to these roles, she led the sales integration for Dell and EMC, the largest tech merger in history, and led EMC’s Global Inside Sales.
In addition to her corporate leadership experience, Ms. Connly has been awarded a number of industry accolades, including the Boston Chamber of Commerce Pinnacle Award for “Achievement in Management,” and VAR Business Magazine’s “50 Most Powerful Women in Technology.”
“Ms. Connly is an exceptional addition to our board and brings a powerful combination of sales, marketing, and technology experience to Carbonite,” said Mohamad Ali, President and CEO at Carbonite. “She has expertise in optimizing the go-to-market strategies for some of the most successful technology organizations today and she will play a key role in helping Carbonite execute on our long-term vision.”

Business Outlook
Based on the information available as of February 7, 2019, Carbonite expects the following for the first quarter and full year of 2019:
First Quarter 2019:

Current Guidance (2/7/2019)
GAAP Revenue	$76.5 - $77.5 million
Non-GAAP Revenue	$77.0 - $78.0 million
Adjusted EBITDA	$20.0 - $21.5 million

Full Year 2019:

Current Guidance (2/7/2019)
GAAP Revenue	$468 - $482 million
Non-GAAP Revenue	$488 - $502 million
Non-GAAP Gross Margin	80.5% - 81.5%
Adjusted EBITDA	$129 - $134 million
Carbonite’s expectations of adjusted EBITDA for the first quarter and full year of 2019 excludes the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense and acquisition-related expense from net income (loss). The "Business Outlook" above assumes nine months of contribution from Webroot.
Conference Call and Webcast Information
Carbonite will host a conference call on Thursday, February 7, 2018 at 5:30 p.m. ET to review these results and discuss its agreement to acquire Webroot, announced separately today. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 9768609.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP business revenue, non-GAAP consumer revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense, adjusted EBITDA and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP gross margin to gross margin or adjusted EBITDA to net income (loss) in this press release because we do not provide guidance for amortization expense on intangible assets, depreciation expense, stock-based compensation expense, litigation-related expense, income tax expense, restructuring-related expense, interest expense, and acquisition-related expense as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to consummate the Webroot acquisition, integrate the Webroot acquisition and other acquisitions into our operations and achieve the expected operational and financial benefits of such acquisitions and the timing of such benefits, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports global businesses with secure cloud infrastructure. To learn more visit www.Carbonite.com.
Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Services	$69,406	$53,272	$263,084	$207,403
Product	7,560	8,420	33,324	32,059
Total revenue	76,966	61,692	296,408	239,462
Cost of revenue:
Services	17,242	14,036	68,024	59,212
Product	382	549	1,730	2,676
Amortization of intangible assets	4,562	2,226	15,629	8,179
Total cost of revenue	22,186	16,811	85,383	70,067
Gross profit	54,780	44,881	211,025	169,395
Operating expenses:
Research and development	14,315	12,125	57,467	46,160
General and administrative	11,468	9,463	50,547	42,862
Sales and marketing	22,507	21,134	85,637	89,299
Amortization of intangible assets	3,922	557	12,437	2,092
Restructuring charges	10	1,047	1,270	1,047
Total operating expenses	52,222	44,326	207,358	181,460
Income (loss) from operations	2,558	555	3,667	(12,065)
Interest expense	(2,662)	(2,436)	(11,556)	(7,447)
Interest income	1,074	217	1,877	581
Other income (expense), net	179	123	227	1,252
Income (loss) before income taxes	1,149	(1,541)	(5,785)	(17,679)
Provision (benefit) for income taxes	430	73	(13,347)	(13,677)
Net income (loss)	$719	$(1,614)	$7,562	$(4,002)
Net income (loss) per share:
Basic	$0.02	$(0.06)	$0.24	$(0.14)
Diluted	$0.02	$(0.06)	$0.22	$(0.14)
Weighted-average shares outstanding:
Basic	34,213,859	27,971,459	31,036,237	27,779,098
Diluted	36,374,151	27,971,459	33,672,686	27,779,098

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$198,087	$128,231
Trade accounts receivable, net	31,569	22,219
Prepaid expenses and other current assets	10,409	6,823
Total current assets	240,065	157,273
Property and equipment, net	34,101	28,790
Other assets	13,876	804
Acquired intangible assets, net	117,963	44,994
Goodwill	155,086	80,958
Total assets	$561,091	$312,819
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,114	$10,842
Accrued compensation	11,620	9,892
Accrued expenses and other current liabilities	15,844	11,783
Current portion of deferred revenue	121,553	100,241
Total current liabilities	151,131	132,758
Long-term debt	118,305	111,819
Deferred revenue, net of current portion	29,151	24,273
Other long-term liabilities	5,294	5,704
Total liabilities	303,881	274,554
Stockholders’ equity
Common stock	366	301
Additional paid-in capital	451,618	233,343
Treasury stock, at cost	(48,522)	(26,616)
Accumulated deficit	(147,902)	(169,344)
Accumulated other comprehensive income	1,650	581
Total stockholders’ equity	257,210	38,265
Total liabilities and stockholders’ equity	$561,091	$312,819

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2018	2017
Operating activities
Net income (loss)	$7,562	$(4,002)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,786	21,731
Amortization of deferred costs	2,166	—
Gain on disposal of equipment	(191)	(907)
Intangible asset impairment charges	—	352
Impairment of capitalized software	653	1,048
Stock-based compensation expense	17,607	12,742
Benefit for deferred income taxes	(16,625)	(15,392)
Non-cash interest expense related to amortization of debt discount	6,340	4,434
Other non-cash items, net	(139)	(533)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(5,996)	1,786
Prepaid expenses and other current assets	(3,718)	254
Other assets	(5,241)	(580)
Accounts payable	(7,359)	5,035
Accrued expenses and other current liabilities	5,636	(995)
Other long-term liabilities	(236)	53
Deferred revenue	11,345	6,169
Net cash provided by operating activities	53,590	31,195
Investing activities
Purchases of property and equipment	(13,132)	(17,351)
Proceeds from sale of property and equipment and businesses	860	1,250
Proceeds from maturities of derivatives	4,017	534
Purchases of derivatives	(1,428)	(5,040)
Payment for intangibles	(5,750)	(1,250)
Payment for acquisition, net of cash acquired	(144,597)	(69,798)
Net cash used in investing activities	(160,030)	(91,655)
Financing activities
Proceeds from exercise of stock options	1,260	4,987
Proceeds from issuance of common stock for secondary offering	199,279	—
Proceeds from issuance of treasury stock under employee stock purchase plan	2,586	1,052
Payments of withholding taxes in connection with restricted stock unit vesting	(2,862)	(2,050)
Proceeds from long-term borrowings, net of debt issuance costs	88,068	177,797
Payments on long-term borrowings	(90,000)	(39,200)
Repurchase of common stock	(21,501)	(14,964)
Net cash provided by financing activities	176,830	127,622
Effect of currency exchange rate changes on cash	(534)	1,782
Net increase in cash, cash equivalents and restricted cash	69,856	68,944
Cash, cash equivalents and restricted cash, beginning of period	128,231	59,287
Cash, cash equivalents and restricted cash, end of period	$198,087	$128,231

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP revenue	$76,966	$61,692	$296,408	$239,462
Add:
Fair value adjustment of acquired deferred revenue	1,066	1,130	5,491	6,628
Non-GAAP revenue	$78,032	$62,822	$301,899	$246,090

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Gross profit	$54,780	$44,881	$211,025	$169,395
Gross margin	71.2%	72.8%	71.2%	70.7%
Add:
Fair value adjustment of acquired deferred revenue	1,066	1,130	5,491	6,628
Amortization of intangibles	4,562	2,226	15,629	8,179
Stock-based compensation expense	391	274	1,545	1,061
Acquisition-related expense	12	92	73	401
Intangible asset impairment charges	—	127	—	127
Non-GAAP gross profit	$60,811	$48,730	$233,763	$185,791
Non-GAAP gross margin	77.9%	77.6%	77.4%	75.5%

Reconciliation of GAAP Net Income (Loss) and Net Income (Loss) per Share to Non-GAAP Net Income and Net Income per Share

	Three Months Ended December 31,		Twelve Months Ended, December 31
	2018	2017	2018	2017
GAAP net income (loss)	$719	$(1,614)	$7,562	$(4,002)
Add:
Fair value adjustment of acquired deferred revenue	1,066	1,130	5,491	6,628
Amortization of intangibles	8,484	2,783	28,066	10,271
Stock-based compensation expense	4,146	3,523	17,607	12,742
Litigation-related expense	7	181	92	374
Restructuring-related expense	10	1,047	1,270	1,047
Acquisition-related expense	698	430	6,894	6,794
Intangible asset impairment charges	—	352	—	352
Non-cash convertible debt interest expense	1,628	1,491	6,340	4,434
Less:
Income tax effect of non-GAAP adjustments	514	566	17,458	15,807
Non-GAAP net income	$16,244	$8,757	$55,864	$22,833
GAAP net income (loss) per share:
Basic	$0.02	$(0.06)	$0.24	$(0.14)
Diluted	$0.02	$(0.06)	$0.22	$(0.14)
Non-GAAP net income per share:
Basic	$0.47	$0.31	$1.80	$0.82
Diluted	$0.45	$0.30	$1.66	$0.79
GAAP weighted-average shares outstanding:
Basic	34,213,859	27,971,459	31,036,237	27,779,098
Diluted	36,374,151	27,971,459	33,672,686	27,779,098
Non-GAAP weighted-average shares outstanding:
Basic	34,213,859	27,971,459	31,036,237	27,779,098
Diluted	36,374,151	29,322,013	33,672,686	29,079,105

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Research and development	$14,315	$12,125	$57,467	$46,160
Less:
Stock-based compensation expense	536	665	3,292	1,969
Acquisition-related expense	9	77	49	1,249
Non-GAAP research and development	$13,770	$11,383	$54,126	$42,942

General and administrative	$11,468	$9,463	$50,547	$42,862
Less:
Stock-based compensation expense	2,423	2,027	9,697	7,827
Litigation-related expense	7	181	92	374
Acquisition-related expense	666	145	6,685	4,448
Non-GAAP general and administrative	$8,372	$7,110	$34,073	$30,213

Sales and marketing	$22,507	$21,134	$85,637	$89,299
Less:
Stock-based compensation expense	796	557	3,073	1,885
Acquisition-related expense	11	116	87	696
Intangible asset impairment charges	—	225	—	225
Non-GAAP sales and marketing	$21,700	$20,236	$82,477	$86,493

Amortization of intangible assets	$3,922	$557	$12,437	$2,092
Less:
Amortization of intangible assets	3,922	557	12,437	2,092
Non-GAAP amortization of intangible assets	$—	$—	$—	$—

Restructuring charges	$10	$1,047	$1,270	$1,047
Less:
Restructuring-related expense	10	1,047	1,270	1,047
Non-GAAP restructuring charges	$—	$—	$—	$—

Reconciliation of Revenue to Bookings

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP revenue	$76,966	$61,692	$296,408	$239,462
Add:
Change in deferred revenue	1,390	(1,191)	26,190	16,923
Deferred revenue divested	—	—	288	373
Impact of Topic 606 adoption	—	—	3,998	—
Impact of foreign exchange	248	—	272	—
Less:
Impact of foreign exchange	—	324	—	1,474
Beginning deferred revenue from acquisitions	—	—	19,740	9,420
Change in unbilled revenue	(267)	—	376	—
Change in deferred revenue and adjustments	1,905	(1,515)	10,632	6,402
Bookings	$78,871	$60,177	$307,040	$245,864

Calculation of Adjusted Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$19,776	$13,864	$53,590	$31,195
Subtract:
Purchases of property and equipment	3,205	5,407	13,132	17,351
Free cash flow	16,571	8,457	40,458	13,844

Add:
Acquisition-related payments	219	864	7,438	5,707
Restructuring-related payments	341	359	1,927	359
Litigation-related payments	7	51	282	188
Adjusted free cash flow	$17,138	$9,731	$50,105	$20,098

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$719	$(1,614)	$7,562	$(4,002)
Adjustments:
Interest expense, net	1,588	2,219	9,679	6,866
Income tax provision (benefit)	430	73	(13,347)	(13,677)
Depreciation and amortization	12,164	5,692	41,786	21,731
EBITDA	14,901	6,370	45,680	10,918

Adjustments to EBITDA:
Fair value adjustment of acquired deferred revenue	1,066	1,130	5,491	6,628
Stock-based compensation expense	4,146	3,523	17,607	12,742
Litigation-related expense	7	181	92	374
Restructuring-related expense	10	1,047	1,270	1,047
Intangible asset impairment charges	—	352	—	352
Acquisition-related expense	698	430	6,894	6,794
Adjusted EBITDA	$20,828	$13,033	$77,034	$38,855